EXHIBIT 99(b)

                          American Bancorporation, Inc.

                                      PROXY
                 SPECIAL MEETING OF STOCKHOLDERS -- MAY 6, 1996
           This Proxy is Solicited on Behalf of the Board of Directors


             The undersigned hereby appoints George B. Benz and Robert W. Johnson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of American Bancorporation, Inc. ("ABI") which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on May 6, 1996, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

   (1) Proposal to approve the Merger Agreement and Plan of Reorganization and the Plan of Merger (the "ABI Merger Agreements") pursuant to which ABI will be merged with and into Firstar Corporation of Minnesota, a wholly owned subsidiary of Firstar Corporation ("Firstar"), and each outstanding share of ABI will be converted into the right to receive cash and/or shares of Firstar Common Stock and associated Preferred Share Purchase Rights, as described in the Joint Proxy Statement-Prospectus accompanying this Proxy.

                  [_]  FOR           [_]  AGAINST         [_]  ABSTAIN

   (2) Proposal to approve the Change of Control Incentive Plan adopted by the Board of Directors of ABI. The ABI Board of Directors unanimously recommends voting "FOR" this proposal.

                  [_]  FOR           [_]  AGAINST         [_]  ABSTAIN

   (3) Proposal to approve certain Change of Control Executive Severance Pay Agreements between ABI and certain executive officers of ABI and its bank subsidiaries. The ABI Board of Directors unanimously recommends voting "FOR" this proposal.

                  [_]  FOR           [_]  AGAINST         [_]  ABSTAIN

   (4) In their discretion, on such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.


             THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1), (2) AND
   (3).

                                 Dated:                                , 1996



                                 Signed:
                                              (Signature of Shareholder)




                                              (Signature of Shareholder)

                                 Please vote, date and sign this proxy
                                 exactly as your name is printed hereon.
                                 When signing as attorney, executor,
                                 administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.